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<FILENAME>exh5-attyconsent.txt


                               POULTON & YORDAN
                               ATTORNEYS AT LAW

                      136 EAST SOUTH TEMPLE, SUITE 1700-A
                           SALT LAKE CITY, UTAH 84111

Richard T. Ludlow                                  Telephone: (801) 355-1341
                                                         Fax: (801) 355-2990
                            February 23, 2004



Board of Directors
Emission Control, Inc.
Suite 1250, 520-5th Ave., SW
Calgary, Alberta

             Re: Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2 for Emission Control, Inc.

Gentlemen:

     You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and public distribution of certain securities of Emission Control, Inc., (the "Company") pursuant to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission.

     The proposed public distribution and warrant offering relates to up to 9,000,000 shares of common stock, $.001 par value (the "Common Stock"): i) 6,000,000 to be distributed to the preferred and common stockholders of Puroil Technology, Inc., by Puroil Technology, Inc., the holder of 12,000,000 shares of the Company's outstanding Common Stock; and ii) warrants to purchase up to 3,000,000 shares of Common Stock of the Company at a price of $.05 per share for one year from the date of issuance. It is our opinion that the shares of Common Stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company in accordance with the corporation laws of the State of Nevada.

     We consent to be named by the Company in the registration statement and prospectus included therein. We also consent to the Company filing this legality opinion as an exhibit to the registration statement.

                                   Very truly yours,

                                   POULTON & YORDAN

                                   /s/ RICHARD T. LUDLOW

                                   ATTORNEY AT LAW